EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), effective as of December 7, 2005 is entered into by and between Unico, Incorporated, an Arizona corporation (herein referred to as the “Company”), and Michael Margolin, (herein referred to as the “Consultant”). This agreement supersedes any prior oral or written agreements between the parties hereto.

RECITALS

WHEREAS, the Company desires to engage the Consultant to perform the Consulting Services (as such term is defined below) pursuant to and in accordance with the terms of this Agreement;

WHEREAS, the Consultant wishes to provide the Consulting Services to the Company pursuant to and in accordance with the terms of this Agreement;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. The Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide the Consulting Services to the Company during the period commencing on the date first above written and ending on February 11, 2008, unless this Agreement is earlier terminated by either party hereto.

2. Duties of Consultant. The Consultant agrees that it will generally provide the following specified consulting services to the Company (the “Consulting Services”): consulting services related to the construction and completion of the Company’s mill located in Piute County, Utah.

3. Allocation of Time and Energies. The Consultant hereby promises to perform the Consulting Services and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company pursuant to this Agreement, so long as such activities are in compliance with applicable laws and regulations. Consultant and his staff if any, shall diligently and thoroughly provide the Consulting Services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform his duties hereunder in a diligent and professional manner.

4. Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate the Consultant as follows:

(a) For performance of the services described above, the Consultant shall be paid the sum of Sixty Four Thousand Six Hundred Four and 73/100 Dollars ($64,604.73) which shall be paid in the form of shares of the Company’s common stock, $0.001 par value per share (the “Shares”), upon the completion of Consultant’s services. The shares are to be registered on a Form S-8 registration statement.  The number of shares that Consultant shall receive shall be equal to $64,604.73 divided by the closing price of the Company’s shares of common stock on the day immediately preceding the filing of the Form S-8 registration statement. The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement, and that the Company will derive a substantial benefit from the execution of this Agreement. The Shares therefore, constitute payment in full for the Consulting Services provided to the Company pursuant to this Agreement. The Shares are not a prepayment for future services.

(b) Upon the Company’s transfer to the Consultant of the Shares, the Company shall cause to be issued a certificate representing the Shares. The Company hereby represents and warrants to the Consulting that the Shares shall have been validly issued, fully paid and non-assessable and that the issuance and any transfer of the shares to Consultant shall have been duly authorized by the Company’s board of directors.

(c) Consultant acknowledges that the Shares will be registered under the Securities Act of 1933 on a registration statement on Form S-8 to be filed with the Securities and Exchange Commission, as the same may be amended from time to time.

(d) In connection with the acquisition of Shares hereunder, the Consultant represents and warrants to the Company, to the best of his, her or its knowledge, as follows:

(i) Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information which the Consultant has requested.

(ii) Consultant’s investment in the Shares is reasonable in relation to the Consultant’s net worth, which is in excess of ten (10) times the Consultant’s cost basis in the Shares. Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits of an investment in the Shares without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares. Consultant is an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933.

(iii) Consultant is acquiring the Shares for the Consultant’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

(iv) Consultant is not receiving any of the Shares in exchange for assisting the Company in any capital-raising transaction, or to directly or indirectly promote or maintain a market for the Company’s securities.

5. Non-Assignability of Services. Consultant’s services under this Agreement are offered to the Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets.

6. Expenses. Consultant agrees to pay for all his expenses (phone, mailing, labor, etc.), incurred in providing the Consulting Services.

7. Representations. Consultant represents that he is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein, except for such licenses and registrations that the Consultant already has. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant is not the subject of any investigation, claim, decree or judgment involving any violation of the Securities and Exchange Commission (“SEC”) or applicable securities laws. Consultant further acknowledges that he is not a securities Broker-Dealer or a registered investment advisor. Company acknowledges that, to the best of his knowledge, that he has not violated any rule or provision of any regulatory agency having jurisdiction over the Company.

8. Termination. This Agreement may be terminated by either party hereto upon 30 days advance written notice to the other party hereto.

9. Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

10. Status as Independent Contractor. Consultant’s engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11. Attorney’s Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

12. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

13. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Utah. The parties agree that Utah will be the venue of any dispute and will have jurisdiction over all parties.

14. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant’s activities or remuneration under this Agreement, shall be settled by binding arbitration in San Diego, California, in accordance with the applicable rules of arbitration, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by Paragraph 13 herein.

15. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO: UNICO, INCORPORATED

/s/ Mark Lopez
By: Mark Lopez, CEO

CONSULTANT

/s/ Michael Margolin
By: Michael Margolin